UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOLOK INTERNATIONAL INC.
(Exact name of registrant as specified in ts charter)

Delaware	65-0317138
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

368 S. Military Trail
Deerfield Beach, Florida	33442
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-126394

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The section captioned "Description of Capital Stock" in the Registrant's prospectus dated July 5, 2005, forming a part of the Registrant's Registration Statement on Form SB-2 (No. 333-126394) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on July 5, 2005, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below).

Exhibit Number	Description of Document

1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form S-8 filed on September 23, 1988).

2	By-Laws (incorporated by reference to Exhibit 3.1 to Form S-8 filed on September 23, 1988).

3	Certificate of Amendment of Certificate of Incorporation dated December 12, 2000 (incorporated by reference to Exhibit 3.2 to Form 10-KSB filed on February 5, 2001).

4	Certificate of Amendment of Certificate of Incorporation dated May 1, 2002 (incorporated by reference to Exhibit 3.4 to Form SB-2 filed on July 5, 2005).

5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form SB-2 filed on July 5, 2005).

6	Form of Placement Agent’s Warrant (incorporated by reference to Exhibit 4.2 to Form SB-2 filed on July 5, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 20, 2005	By:	/s/ Bruce L. Hollander
Bruce L. Hollander
Chief Executive Officer, President and Chairman of the Board